NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, THE SECURITIES COMMISSION OF ANY STATE OR UNDER APPLICABLE CANADIAN SECURITIES LAWS IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND APPLICABLE CANADIAN SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE AND CANADIAN SECURITIES LAWS. NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE MAY BE OFFERED OR SOLD TO PERSONS THE HOLDER HAS REASON TO BELIEVE ARE CANADIAN RESIDENTS EXCEPT PURSUANT TO PROSPECTUS EXEMPTIONS UNDER CANADIAN SECURITIES LAW.


No. 1                                                               U.S. $20,000

                            SAN FABIAN RESOURCES INC.
                   5% CONVERTIBLE DEBENTURE DUE JULY 14, 2003

     THIS DEBENTURE is one of a series of duly authorized issued debentures of San Fabian Resources Inc., a company organized under the laws of United States and having a principal place of business at 41 East 57th Street, 39th Floor New York, New York (the "Company"), designated as its 5% Convertible Debentures, due July 14, 2003 (the "Debentures"), in an aggregate principal amount of $30,000. All references herein to "dollars" or "$" shall be to U.S. dollars (U.S.$) unless otherwise specified.

     FOR VALUE RECEIVED, the Company promises to pay to Maitland & Company, or registered assigns (the "Holder"), the principal sum of Twenty thousand Dollars ($20,000), on or prior to July 14, 2003 or such earlier date as the Debentures are required to be repaid as provided hereunder (the "Maturity Date") and to pay interest to the Holder on the principal sum at the rate of 5% per annum, payable upon conversion as provided hereunder, or on the Maturity Date if not earlier converted. Interest shall accrue daily commencing on the Original Issue Date (as defined in Section 6) until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Interest shall be calculated on the basis of a 360-day year and for the actual number of days elapsed. Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register"). All overdue, accrued and unpaid interest and other amounts due hereunder shall bear interest at the rate of 12% per annum from the date such interest is due hereunder through and including the date of payment. The principal of, and interest on, this Debenture are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address of the Holder last appearing on the Debenture Register, except that interest due hereunder may, at the Company's option, be paid in shares of the Common Stock (as defined in Section 6) calculated based upon the Conversion Price (as defined below).

     This Debenture is subject to the following additional provisions:

     Section 1. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same but shall not be issuable in denominations of less than integral multiplies of Fifty Dollars ($50) unless such amount represents the full principal balance of Debentures outstanding to such Holder. No service charge will be made for such registration of transfer or exchange.

     Section 2. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

     Section 3. Events of Default.

     "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

          (a) any default in the payment of the principal of, interest on or liquidated damages in respect of, this Debenture, free of any claim of subordination, as and when the same shall become due and payable (whether on the Conversion Date or the Maturity Date or by acceleration or otherwise);

          (b) the Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of this Debenture and such failure or breach shall not have been remedied within 20 days after the date on which notice of such failure or breach shall have been given;

          (c) the Company or any of its subsidiaries shall commence, or there shall be commenced against the Company or any such subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary thereof or there is commenced against the Company or any subsidiary thereof any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Company or any subsidiary thereof is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company or any subsidiary thereof makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Company or any subsidiary thereof shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary thereof for the purpose of effecting any of the foregoing; or

          (d) the Company shall be a party to any merger or consolidation pursuant to which the Company shall not be the surviving entity or shall dispose of all or substantially all of its assets in one or more transactions;

If during the time that any portion of this Debenture remains outstanding, any Event of Default occurs and is continuing, and in every such case, then the Holder may, by notice to the Company, declare the full principal amount of this Debenture, together with all accrued but unpaid interest and other amounts owing hereunder, to the date of acceleration, to be, whereupon the same shall become, immediately due and payable in cash (notwithstanding anything herein contained to the contrary) without presentment, demand, protest or other notice of any kind, all of which are waived by the Company, notwithstanding anything herein contained to the contrary, and the Holder may immediately and without expiration of any grace period (except as provided above) enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

     Section 4. Conversion.

     (a) This Debenture and any accrued and unpaid interest on the outstanding principal balance shall be convertible (the "Conversion Privilege") into shares of the Common Stock at the option of the Holder in whole or in part at any time and from time to time one (1) year after the Original Issue Date, and prior to the close of business on the Maturity Date provided that the following procedure is followed:

          (i) the Holder gives the Company 75 days prior written notice in the form of the implementation notice attached hereto as Exhibit A (the "Implementation Notice") indicating that the Holder desires to effect the Conversion Privilege; and

          (ii) following the expiration of the aforesaid 75 day notice period and within 30 days thereafter, the Holder delivers to the Company the Debentures (or such portions thereof) to be converted together with the form of conversion notice attached hereto as Exhibit B (the "Conversion Notice") to the Company. Each Conversion Notice shall specify the principal amount of Debentures(and accrued and unpaid interest) to be converted (which may not be less than the lesser of $250 or such principal amount of Debentures then held by the Holder) and the date on which such conversion is to be effected which date must be within the 30 day period.(the "Conversion Date"). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date the Conversion Notice is deemed delivered hereunder. If the Holder is converting less than all of the principal(and accrued and unpaid interest) amount represented by the Debenture(s) tendered by the Holder with the Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to such Holder (in the manner and within the time set forth in Section 5(b)) a new Debenture for such principal amount as has not been converted. The number of shares of Common Stock as shall be issuable upon a conversion hereunder shall be determined by dividing the principal amount of, plus accrued but unpaid interest on, this Debenture to be converted by the Conversion Price (as defined below).If a Conversion Notice is not received within the time frame specified, the procedures with respect to the Implementation Notice must again be followed if the Conversion Privilege is to be effected.

     (b) (i) The conversion price (the "Conversion Price") in effect on any Conversion Date shall be $0.01per share.

          (ii) If the Company, at any time while any Debentures are outstanding,
     (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of the Common Stock, (b) subdivide outstanding shares of the Common Stock into a larger number of shares, (c) combine outstanding shares of the Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of the Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification. In any case in which an adjustment under this Section 4(b)(ii) is required to be made effective as of the record date for a specified event, if a Conversion Notice is delivered after such record date and prior to the occurrence of the event, the Company may elect to defer until the occurrence of such event (provided, that if such event does not occur, then such additional shares shall not be issued) issuing to the Holder the shares of Common Stock, if any, in respect thereof over and above the number of shares of Common Stock issuable upon such conversion on the basis of the Initial Conversion Price prior to adjustment, provided that the Company shall have delivered to the Holder a due bill or other appropriate instrument reasonably acceptable to the Holder evidencing the Holder's right to receive such additional shares of Common Stock upon the occurrence of the event requiring such adjustment.

          (iii) In case of any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the Holder of this Debenture shall have the right thereafter to, at its option, (A) convert the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the Common Stock following such reclassification or share exchange, and the Holders of the Debentures shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture could have been converted immediately prior to such reclassification or share exchange would have been entitled or (B) require the Company to prepay, from funds legally available therefor at the time of such prepayment, the aggregate of its outstanding principal amount of Debentures, plus all interest and other amounts due and payable thereon, at a price determined in accordance with Section 5(a). The entire repayment price shall be paid in cash. This provision shall similarly apply to successive reclassifications or share exchanges.

          (iv) Whenever the Conversion Price is adjusted pursuant to Section 4(b)(ii) the Company shall promptly mail to each Holder of Debentures a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

          (v) If:

               A. the Company shall declare a dividend (or any other distribution) on its Common Stock; or

               B. the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

               C. the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

               D. the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

               E. the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Debentures, and shall cause to be mailed to the Holders of Debentures at their last addresses as they shall appear upon the stock books of the Company, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or
(y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert Debentures during the 30-day period commencing the date of such notice to the effective date of the event triggering such notice.

     (c) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of the Common Stock solely for the purpose of issuance upon conversion of the Debentures and payment of interest on the Debentures, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 4(b)) upon the conversion of the outstanding principal amount of the Debentures and payment of interest hereunder. The Company covenants that all shares of the Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and subject to affiliation rules, be freely tradeable.

     (d) The issuance of certificates for shares of the Common Stock on conversion of the Debentures shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Debentures so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     (e) Any and all notices or other communications or deliveries to be provided by the Holders of the Debentures hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Company, at **, attention President, or such other address or facsimile number as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to each Holder of the Debentures at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 4:30 p.m. (New York time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 4:30 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (iii) four days after deposit in the United States or Canadian mails, (iv) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (v) upon actual receipt by the party to whom such notice is required to be given.

     Section 5. Optional Prepayment.

     (a) The Company shall have the right, exercisable at any time upon ten (10) Trading Days notice to the Holders of applicable Debentures (the "Optional Prepayment Notice"), to prepay, from funds legally available therefor at the time of such prepayment, all or any portion of the outstanding principal amount of the Debentures which have not previously been repaid or for which Conversion Notices have not previously been delivered hereunder, at a price equal to $2.00 per share. Any such prepayment by the Company shall be free of any claim of subordination. Commencing one year following the Original Issue Date, the Holders shall have the right to tender, and the Company shall honour, Conversion Notices delivered prior to the expiration of the tenth Trading Day after receipt by the Holders of an Optional Prepayment Notice for such Debentures. The entire prepayment price shall be paid in cash.


     Section 6. Definitions. For the purposes hereof, the following terms shall have the following meanings:

     "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of Minnesota are authorized or required by law or other government action to close.

     "Common Stock" means the Company's common stock, no par value, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

     "Original Issue Date" shall mean the date of the first issuance of any Debentures regardless of the number of transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debenture.

     "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

     "Trigger Date" shall mean, (i) with respect to an Event of Default caused by an event described in Section 3(a), the date the payment of principal or interest at issue was due, (ii) with respect to an Event of Default caused by an event described in Section 3(b), the date specified in any other provision of this Debenture that require prepayment of the outstanding principal amount of this Debenture as a result of an event so contemplated, if not, the date such event becomes an Event of Default pursuant to Section 3(b), and (iii) with respect to an Event of Default caused by an event described in Section 3(c),
(d), and (e), the date such event becomes an Event of Default pursuant to such Sections.

     "Underlying Shares" means the shares of Common Stock into which the Debentures are convertible in accordance with the terms hereof in such number as required hereunder.

     Section 7. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein. The Company may only voluntarily prepay the outstanding principal amount on the Debentures in accordance with Section 5 hereof.

     Section 8. This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

     Section 9. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

     Section 10. If any repayment of principal under this Debenture shall be required or permitted and elected hereunder prior to July 14, 2002, (a) the Company shall deliver the proper repayment price therefor into an escrow account designated by and for the benefit of the Holder, which shall be held by an escrow agent designated by such Holder and reasonably acceptable to the Company, and (b) the Holder shall deliver to such escrow agent this Debenture (or such principal amount hereof which is subject to such repayment). Upon receipt of the proper repayment price and this Debenture (or such principal amount hereof which is subject to such repayment), the escrow agent shall be instructed to deliver such Debenture (or such principal amount hereof which is subject to such repayment) and the repayment price in the manner directed by the Holders and the Company.

     Section 11. This Debenture shall be governed by and construed in accordance with the laws of the province of British Columbia, without giving effect to conflicts of laws thereof.

     Section 12. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

     Section 13. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     Section 14. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next calendar month, the preceding Business Day in the appropriate calendar month)

     Section 15. The Holder may with the written consent of the Company assign all or a portion of it's interest in the Debentures.

     IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.


                           San Fabian Resources Inc..



                                           By:________________________________
                                              Name:
                                              Title:

Attest:



By:___________________________
   Name:
   Title:

                                    EXHIBIT A

                            NOTICE OF IMPLEMENTATION


(To be Executed by the Registered Holder in order to effectuate the conversion privilege of the Debenture)

By this notice the undersigned hereby elects to effectuate the conversion privilege as defined in the Debenture to convert on a date being within 30 days following the 75th day following the date of receipt by San Fabian Resources Inc.(the "Company") of this notice of implementation all or a portion of Debenture No. __ into shares of Common Stock, no par value (the "Common Stock") of the Company.


                                           ______________________
                                           Date of Notice


                                           ______________________
                                           Signature


                                           ______________________
                                           Name


                                           ______________________
                                           Address

                                    EXHIBIT B

                              NOTICE OF CONVERSION


(To be Executed by the Registered Holder in order to Convert the Debenture)

The undersigned hereby elects to convert on the aforementioned date that portion of Debenture No. ____ as detailed below into shares of Common Stock, no par value (the "Common Stock") of San Fabian Resources Ltd (the "Company") according to the conditions hereof. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

                                 ______________________________________________
                                 Date of Notice


                                 ______________________________________________
                                 Date of Conversion


                                 ______________________________________________
                                 Principal Amount of Debentures to be Converted


                                 ______________________________________________
                                 Number of shares of Common Stock to be Issued


                                 $1.00 per share
                                 ______________________________________________
                                 Applicable Conversion Price


                                 ______________________________________________
                                 Signature


                                 ______________________________________________
                                 Name


                                 ______________________________________________
                                 Address


                                       -2-